Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
EMCORE Corporation:

We consent to the incorporation by reference in the registration statement Nos. 333-160368, 333-37306, 333-60816, 333-118076, 333-132317, 333-160360, 333-132318, 333-159769, 333-27507, 333-36445, 333-118074, 333-39547, 333-45827, 333-171929, 333-175777, 333-185699, 333-185698, 333-189451, 333-197179, 333-211192, and 333-217799 on Form S-8 of EMCORE Corporation of our reports dated December 4, 2018, with respect to the consolidated balance sheets of EMCORE Corporation as of September 30, 2018 and 2017, and the related consolidated statements of operations and comprehensive (loss) income, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of September 30, 2018, which reports appear in the September 30, 2018 annual report on Form 10-K of EMCORE Corporation.

/s/ KPMG LLP

Irvine, California
December 4, 2018